EXHIBIT 99.1

CSS Industries, Inc. Reports Sales and Operating Results for the
Quarter Ended June 30, 2006

    PHILADELPHIA--(BUSINESS WIRE)--July 27, 2006--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the first quarter ended June 30, 2006. Sales decreased 17% to $47,533,000 from $57,494,000 in 2005. The net loss increased to $5,507,000, or $.52 per diluted share, compared to a prior year net loss of $3,655,000, or $.35 per diluted share. Included in the current year loss is incremental stock option expense of $744,000, or $.05 per diluted share related to the adoption of Statement of Financial Accounting Standards ("SFAS") No. 123R . The Company's highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.
    The reduction in sales is largely due to the later timing of seasonal direct import sales of Halloween and Christmas products. Net of these seasonal timing issues, lower sales of everyday ribbon and bow products were partially offset by increased sales of all occasion greeting cards and school products. The increased loss in the first quarter was primarily the result of lower sales volume and the impact of expensing stock options due to the first quarter adoption of SFAS No. 123R.
    "Due to the seasonal nature of our business, the first quarter of the fiscal year is a relatively quiet one from the standpoint of financial results. Over the past three months, management has continued our focus on improving the performance of our gift wrap and tissue product lines. At this time, we are encouraged that the significant improvement planned for the current fiscal year is on track," commented Christopher J. Munyan, CSS President and CEO. "Although it is early in the year, our current information supports our previous earnings guidance of $2.40 to $2.55 per diluted share. This result includes estimated stock option expense of approximately $.20 per diluted share as a result of the adoption of the new accounting rules," continued Mr. Munyan.

    CSS is a consumer products company primarily engaged in the manufacture and sale to mass market retailers of seasonal, social expression products, including gift wrap, gift bags, boxed greeting cards, gift tags, tissue paper, paper and vinyl decorations, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-ups and novelties, educational products and Easter egg dyes and novelties.

    This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected future earnings and financial performance. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management as to future events and financial performance with respect to the Company's operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, increased operating and product costs, including labor-related and energy costs, currency risks and other risks associated with international markets, the risk that customers may become insolvent, costs of compliance with governmental regulations and government investigations, liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and elsewhere in the Company's SEC filings. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

    CSS' consolidated results of operations for the quarters ended June 30, 2006 and 2005 and consolidated condensed balance sheets as of June 30, 2006, March 31, 2006 and June 30, 2005 follow:


                 CSS INDUSTRIES, INC. AND SUBSIDIARIES
                  CONSOLIDATED RESULTS OF OPERATIONS
                              (Unaudited)

(In thousands, except
 per share data)

                                                   Three Months Ended
                                                        June 30,
                                                   -------------------
                                                     2006      2005
                                                   --------- ---------

SALES                                               $47,533   $57,494
                                                   --------- ---------

COSTS AND EXPENSES
  Cost of sales                                      34,063    42,765
  Selling, general and administrative expenses       22,204    19,985
  Interest expense, net                                 134       442
  Other income, net                                    (162)       (5)
                                                   --------- ---------

                                                     56,239    63,187
                                                   --------- ---------

LOSS BEFORE INCOME TAXES                             (8,706)   (5,693)

INCOME TAX BENEFIT                                   (3,199)   (2,038)
                                                   --------- ---------

NET LOSS                                            $(5,507)  $(3,655)
                                                   ========= =========

BASIC AND DILUTED NET LOSS PER COMMON SHARE           $(.52)    $(.35)
                                                   ========= =========

WEIGHTED AVERAGE BASIC AND DILUTED SHARES
 OUTSTANDING                                         10,496    10,415
                                                   ========= =========



                 CSS INDUSTRIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

                                    June 30,    March 31,   June 30,
                                      2006        2006        2005
                                   ----------- ----------- -----------
                                   (Unaudited)  (Audited)  (Unaudited)
                 ASSETS
                 ------

CURRENT ASSETS
  Cash and cash equivalents            $4,794     $57,656      $4,916
  Accounts receivable, net             36,457      35,582      45,404
  Inventories                         149,165     103,770     147,932
  Deferred income taxes                 7,043       7,898       7,834
  Asset held for sale                   1,425           -           -
  Other current assets                 18,583      18,906      15,540
                                   ----------- ----------- -----------

    Total current assets              217,467     223,812     221,626
                                   ----------- ----------- -----------

PROPERTY, PLANT AND EQUIPMENT, NET     67,747      70,868      74,704
                                   ----------- ----------- -----------

OTHER ASSETS
  Intangible assets, net               35,351      35,374      35,445
  Other                                 3,964       4,095       4,203
                                   ----------- ----------- -----------

    Total other assets                 39,315      39,469      39,648
                                   ----------- ----------- -----------

    Total assets                     $324,529    $334,149    $335,978
                                   =========== =========== ===========

LIABILITIES AND STOCKHOLDERS'
 EQUITY
-----------------------------

CURRENT LIABILITIES
  Notes payable                            $-          $-      $4,400
  Current portion of long-term
   debt                                10,195      10,169      10,187
  Accrued customer programs             9,264      10,791      11,695
  Other current liabilities            38,519      41,370      47,797
                                   ----------- ----------- -----------

    Total current liabilities          57,978      62,330      74,079
                                   ----------- ----------- -----------

LONG-TERM DEBT, NET OF CURRENT
 PORTION                               30,551      30,518      40,000
                                   ----------- ----------- -----------

LONG-TERM OBLIGATIONS                   3,505       3,533       3,648
                                   ----------- ----------- -----------

DEFERRED INCOME TAXES                   5,198       5,258       7,141
                                   ----------- ----------- -----------

STOCKHOLDERS' EQUITY                  227,297     232,510     211,110
                                   ----------- ----------- -----------

    Total liabilities and
     stockholders' equity            $324,529    $334,149    $335,978
                                   =========== =========== ===========

    CONTACT: CSS Industries, Inc.
             Clifford E. Pietrafitta, 215-569-9900